Exhibit 99.1

Paramount Announces First Quarter 2018 Results

NEW YORK—May 2, 2018 – Paramount Group, Inc. (NYSE: PGRE) (“Paramount” or the “Company”) filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 today and reported results for the quarter ended March 31, 2018.

First Quarter Highlights:

•	Reported net income attributable to common stockholders of $1.1 million, or $0.00 per diluted share, for the quarter ended March 31, 2018, compared to $0.4 million, or $0.00 per diluted share, for the quarter ended March 31, 2017.

•	Reported Core Funds from Operations (“Core FFO”) attributable to common stockholders of $55.0 million, or $0.23 per diluted share, for the quarter ended March 31, 2018, compared to $51.5 million, or $0.22 per diluted share, for the quarter ended March 31, 2017.

•	Reported a 15.2% increase in Same Store Cash Net Operating Income (“NOI”) and a 6.6% increase in Same Store NOI in the quarter ended March 31, 2018, compared to the same period in the prior year.

•	Leased 285,167 square feet, of which the Company’s share was 216,848 square feet that was leased at a weighted average initial rent of $86.32 per square foot. Of the square footage leased, 161,215 square feet represented second generation space, for which the Company achieved a positive mark-to-market of 17.8% on a cash basis and 12.9% on a GAAP basis.

•	Increased leased occupancy and same store leased occupancy by 50 basis points to 94.0% at March 31, 2018 from 93.5% at December 31, 2017.

•	Amended its revolving credit facility, on January 10, 2018, to extend the maturity date from November 2018 to January 2022, with two six-month extension options and increase the capacity to $1.0 billion from $800.0 million. The interest rate on the extended facility, at current leverage levels, was lowered by 10 basis points from LIBOR plus 125 basis points to LIBOR plus 115 basis points, and the facility fee was reduced by 5 basis points from 25 basis points to 20 basis points.

•	Increased the quarterly cash dividend on its common stock by 5.3% on March 15, 2018 to $0.10 per common share, which was paid on April 13, 2018.

Financial Results

Quarter Ended March 31, 2018

Net income attributable to common stockholders was $1.1 million, or $0.00 per diluted share, for the quarter ended March 31, 2018, compared to $0.4 million, or $0.00 per diluted share, for the quarter ended March 31, 2017.

Funds from Operations (“FFO”) attributable to common stockholders was $53.7 million, or $0.22 per diluted share, for the quarter ended March 31, 2018, compared to $51.6 million, or $0.22 per diluted share, for the quarter ended March 31, 2017. FFO attributable to common stockholders for the quarters ended March 31, 2018 and 2017 includes the impact of non-core items, which are listed in the table on page 8. The aggregate of these items, net of amounts attributable to noncontrolling interests, decreased FFO attributable to common stockholders for the quarter ended March 31, 2018 by $1.3 million, or $0.01 per diluted share, and increased FFO attributable to common stockholders for the quarter ended March 31, 2017 by $0.1 million, or $0.00 per diluted share.

Core FFO attributable to common stockholders, which excludes the impact of the non-core items listed on page 8, was $55.0 million, or $0.23 per diluted share, for the quarter ended March 31, 2018, compared to $51.5 million, or $0.22 per diluted share, for the quarter ended March 31, 2017.

Portfolio Operations

Quarter Ended March 31, 2018

Same Store Cash NOI increased by $11.0 million, or 15.2%, to $83.8 million for the quarter ended March 31, 2018 from $72.8 million for the quarter ended March 31, 2017. Same Store NOI increased by $6.1 million, or 6.6%, to $98.1 million for the quarter ended March 31, 2018 from $92.0 million for the quarter ended March 31, 2017.

During the quarter ended March 31, 2018, the Company leased 285,167 square feet, of which the Company’s share was 216,848 square feet that was leased at a weighted average initial rent of $86.32 per square foot. This leasing activity, partially offset by lease expirations in the quarter, increased leased occupancy and same store leased occupancy (properties owned by the company in both reporting periods) by 50 basis points to 94.0% at March 31, 2018 from 93.5% at December 31, 2017. Of the 285,167 square feet leased in the first quarter, 161,215 square feet represented second generation space (space that had been vacant for less than twelve months) for which the Company achieved positive mark-to-markets of 17.8% on a cash basis and 12.9% on a GAAP basis. The weighted average lease term for leases signed during the first quarter was 8.3 years and weighted average tenant improvements and leasing commissions on these leases were $7.88 per square foot per annum, or 9.1% of initial rent.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, regulatory changes, including changes to tax laws and regulations, and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake a duty to update or revise any forward- looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

FFO is a supplemental measure of our performance. We present FFO in accordance with the definition adopted by the National Association of Real Estate Investment Trusts (“Nareit”). Nareit defines FFO as GAAP net income or loss adjusted to exclude net gains from sales of depreciated real estate assets, impairment losses on depreciable real estate and depreciation and amortization expense from real estate assets, including our share of such adjustments of unconsolidated joint ventures. FFO is commonly used in the real estate industry to assist investors and analysts in comparing results of real estate companies because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. In addition, we present Core FFO as an alternative measure of our operating performance, which adjusts FFO for certain other items that we believe enhance the comparability of our FFO across periods. Core FFO, when applicable, excludes the impact of certain items, including, transaction related costs, realized and unrealized gains or losses on real estate fund investments, unrealized gains or losses on interest rate swaps, severance costs and gains or losses on early extinguishment of debt, in order to reflect the Core FFO of our real estate portfolio and operations. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.

FFO and Core FFO are presented as supplemental financial measures and do not fully represent our operating performance. Other REITs may use different methodologies for calculating FFO and Core FFO or use other definitions of FFO and Core FFO and, accordingly, our presentation of these measures may not be comparable to other real estate companies. Neither FFO nor Core FFO is intended to be a measure of cash flow or liquidity. Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations and cash flows.

NOI is used to measure the operating performance of our properties. NOI consists of property-related revenue (which includes rental income, tenant reimbursement income and certain other income) less operating expenses (which includes building expenses such as cleaning, security, repairs and maintenance, utilities, property administration and real estate taxes). We also present Cash NOI which deducts from NOI, straight-line rent adjustments and the amortization of above and below-market leases, net, including our share of such adjustments of unconsolidated joint ventures. In addition, we present PGRE’s share of NOI and Cash NOI which represents our share of NOI and Cash NOI of consolidated and unconsolidated joint ventures, based on our percentage ownership in the underlying assets. We use NOI and Cash NOI internally as performance measures and believe they provide useful information to investors regarding our financial condition and results of operations because they reflect only those income and expense items that are incurred at property level.

Same Store NOI is used to measure the operating performance of properties that were owned by us in a similar manner during both the current period and prior reporting periods and represents Same Store NOI from consolidated and unconsolidated joint ventures based on our percentage ownership in the underlying assets. Same Store NOI also excludes lease termination income, bad debt expense and certain other items that may vary from period to period. We also present Same Store Cash NOI, which excludes the effect of non-cash items such as the straight-lining of rental revenue and the amortization of above and below-market leases.

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in this press release and in our Supplemental Information for the quarter ended March 31, 2018, which is available on our website.

Investor Conference Call and Webcast

The Company will host a conference call and audio webcast on Thursday, May 3, 2018 at 10:00 a.m. Eastern Time (ET), during which management will discuss the first quarter results and provide commentary on business performance. A question and answer session with analysts and investors will follow the prepared remarks.

The conference call can be accessed by dialing 877-407-0789 (domestic) or 201-689-8562 (international). An audio replay of the conference call will be available from 1:00 p.m. ET on May 3, 2018 through May 10, 2018 and can be accessed by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13678478.

A live audio webcast of the conference call will be available through the “Investors” section of the Company’s website, www.paramount-group.com. A replay of the webcast will be archived on the Company’s website.

About Paramount Group, Inc.

Headquartered in New York City, Paramount Group, Inc. is a fully-integrated real estate investment trust that owns, operates, manages, acquires and redevelops high-quality, Class A office properties located in select central business district submarkets of New York City, Washington, D.C. and San Francisco. Paramount is focused on maximizing the value of its portfolio by leveraging the sought-after locations of its assets and its proven property management capabilities to attract and retain high-quality tenants.

Contact Information:

Wilbur Paes Executive Vice President, Chief Financial Officer 212-237-3122 ir@paramount-group.com	Christopher Brandt Vice President, Investor Relations 212-237-3134 ir@paramount-group.com

Media:

212-492-2285

pr@paramount-group.com

Paramount Group, Inc.

Consolidated Balance Sheets

(Unaudited and in thousands)

	March 31, 2018	December 31, 2017
ASSETS:
Real estate, at cost
Land	$2,209,506	$2,209,506
Buildings and improvements	6,150,115	6,119,969

	8,359,621	8,329,475
Accumulated depreciation and amortization	(534,934)	(487,945)

Real estate, net	7,824,687	7,841,530
Cash and cash equivalents	212,547	219,381
Restricted cash	33,032	31,044
Investments in unconsolidated joint ventures	67,355	44,762
Investments in unconsolidated real estate funds	7,276	7,253
Preferred equity investments, net	35,870	35,817
Marketable securities	24,984	29,039
Accounts and other receivables, net	17,036	17,082
Deferred rent receivable	234,758	220,826
Deferred charges, net	106,415	98,645
Intangible assets, net	333,983	352,206
Other assets	75,925	20,076

Total assets	$8,973,868	$8,917,661

LIABILITIES:
Notes and mortgages payable, net	$3,560,230	$3,541,300
Revolving credit facility	—	—
Due to affiliates	27,299	27,299
Accounts payable and accrued expenses	128,625	117,630
Dividends and distributions payable	26,627	25,211
Intangible liabilities, net	122,673	130,028
Other liabilities	54,344	54,109

Total liabilities	3,919,798	3,895,577

EQUITY:
Paramount Group, Inc. equity	4,162,439	4,176,741
Noncontrolling interests in:
Consolidated joint ventures	404,137	404,997
Consolidated real estate fund	51,456	14,549
Operating Partnership	436,038	425,797

Total equity	5,054,070	5,022,084

Total liabilities and equity	$8,973,868	$8,917,661

Paramount Group, Inc.

Consolidated Statements of Income

(Unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended March 31,
	2018	2017
REVENUES:
Property rentals	$145,741	$132,235
Straight-line rent adjustments	13,244	20,147
Amortization of above and below-market leases, net	4,420	3,008

Rental income	163,405	155,390
Tenant reimbursement income	14,246	12,852
Fee and other income	6,620	12,994

Total revenues	184,271	181,236
EXPENSES:
Operating	68,978	65,971
Depreciation and amortization	65,156	62,992
General and administrative	12,631	13,581
Transaction related costs	120	275

Total expenses	146,885	142,819

Operating income	37,386	38,417
(Loss) income from unconsolidated joint ventures	(62)	1,937
(Loss) income from unconsolidated real estate funds	(66)	288
Interest and other income, net	2,016	3,200
Interest and debt expense	(36,082)	(37,018)
Loss on early extinguishment of debt	—	(2,715)
Unrealized gain on interest rate swaps	—	1,802

Net income before income taxes	3,192	5,911
Income tax expense	(477)	(4,282)

Net income	2,715	1,629
Less net (income) loss attributable to noncontrolling interests in:
Consolidated joint ventures	(1,055)	(1,291)
Consolidated real estate fund	(430)	88
Operating Partnership	(116)	(54)

Net income attributable to common stockholders	$1,114	$372

Per share:
Basic	$0.00	$0.00

Diluted	$0.00	$0.00

Weighted average common shares outstanding:
Basic	240,311,744	230,924,271

Diluted	240,338,698	230,958,441

Paramount Group, Inc.

Reconciliation of Net Income to FFO and Core FFO

(Unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended March 31,
	2018	2017
Reconciliation of Net Income to FFO and Core FFO:
Net income	$2,715	$1,629
Real estate depreciation and amortization (including our share of unconsolidated joint ventures)	67,160	64,840

FFO	69,875	66,469
Less FFO attributable to noncontrolling interests in:
Consolidated joint ventures	(10,207)	(7,195)
Consolidated real estate fund	(430)	(140)

FFO attributable to Paramount Group Operating Partnership	59,238	59,134
Less FFO attributable to noncontrolling interests in Operating Partnership	(5,585)	(7,545)

FFO attributable to common stockholders	$53,653	$51,589

Per diluted share	$0.22	$0.22

FFO	$69,875	$66,469
Non-core items:
Our share of earnings from 712 Fifth Avenue in excess of distributions received	1,195	—
Realized and unrealized loss (gain) on unconsolidated real estate funds	131	(235)
Transaction related costs	120	275
Loss on early extinguishment of debt	—	2,715
Unrealized gain on interest rate swaps (including our share of unconsolidated joint ventures)	—	(2,386)

Core FFO	71,321	66,838
Less Core FFO attributable to noncontrolling interests in:
Consolidated joint ventures	(10,207)	(7,661)
Consolidated real estate fund	(430)	(140)

Core FFO attributable to Paramount Group Operating Partnership	60,684	59,037
Less Core FFO attributable to noncontrolling interests in Operating Partnership	(5,721)	(7,532)

Core FFO attributable to common stockholders	$54,963	$51,505

Per diluted share	$0.23	$0.22

Reconciliation of weighted average shares outstanding:
Weighted average shares outstanding	240,311,744	230,924,271
Effect of dilutive securities	26,954	34,170

Denominator for FFO and Core FFO per diluted share	240,338,698	230,958,441

Paramount Group, Inc.

Reconciliation of Net Income to Same Store NOI and Same Store Cash NOI

(Unaudited and in thousands)

	Three Months Ended March 31,
	2018	2017
Reconciliation of net income to Same Store NOI and Same Store Cash NOI:
Net income	$2,715	$1,629
Add (subtract) adjustments to arrive at NOI and Cash NOI:
Depreciation and amortization	65,156	62,992
General and administrative	12,631	13,581
Interest and debt expense	36,082	37,018
Loss on early extinguishment of debt	—	2,715
Transaction related costs	120	275
Income tax expense	477	4,282
NOI from unconsolidated joint ventures	4,740	4,823
Loss (income) from unconsolidated joint ventures	62	(1,937)
Loss (income) from unconsolidated real estate funds	66	(288)
Fee income	(3,465)	(9,556)
Interest and other income, net	(2,016)	(3,200)
Unrealized gain on interest rate swaps	—	(1,802)

NOI	116,568	110,532
Less NOI attributable to noncontrolling interests in:
Consolidated joint ventures	(16,014)	(12,029)
Consolidated real estate fund	26	(141)

PGRE’s share of NOI	100,580	98,362
Acquisitions	(2,306)	—
Dispositions	—	(6,300)
Lease termination income (including our share of unconsolidated joint ventures)	(190)	(66)

PGRE’s share of Same Store NOI	$98,084	$91,996

NOI	$116,568	$110,532
Less:
Straight-line rent adjustments (including our share of unconsolidated joint ventures)	(13,197)	(20,511)
Amortization of above and below-market leases, net (including our share of unconsolidated joint ventures)	(4,257)	(2,881)

Cash NOI	99,114	87,140
Less Cash NOI attributable to noncontrolling interests in:
Consolidated joint ventures	(13,193)	(7,882)
Consolidated real estate fund	26	(141)

PGRE’s share of Cash NOI	85,947	79,117
Acquisitions	(1,964)	—
Dispositions	—	(6,300)
Lease termination income (including our share of unconsolidated joint ventures)	(190)	(66)

PGRE’s share of Same Store Cash NOI	$83,793	$72,751